ARTHUR ANDERSEN LLP

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K of Seacoast Banking Corporation of Florida, into the Company's previously filed registration statements on Form S-8 (File Nos. 33-61925, 33-46504, 33-25627, 33-22846, and 333-70399).

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Miami, Florida
March 29, 1999